EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Attorney-in-Fact	Date: _______06/29/2026 ____
INSIGHT VENTURE ASSOCIATES X, LTD. By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______06/29/2026 ____
INSIGHT VENTURE ASSOCIATES X, L.P. By: Insight Venture Associates X, Ltd., its general partner By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______06/29/2026 ____

INSIGHT VENTURE PARTNERS X, L.P.

By:         Insight Venture Associates X, L.P., its general partner
By:         Insight Venture Associates X, Ltd., its general partner

By:         _____/s/Andrew Prodromos_______________

Name:    Andrew Prodromos

Title:       Authorized Officer

Date: _______06/29/2026 ____

INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.

By:         Insight Venture Associates X, L.P., its general partner

By:         Insight Venture Associates X, Ltd., its general partner

By:         _____/s/Andrew Prodromos_______________

Name:    Andrew Prodromos

Title:       Authorized Officer

Date: _______06/29/2026 ____

INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.

By:         Insight Venture Associates X, L.P., its general partner
By:         Insight Venture Associates X, Ltd., its general partner

By:         _____/s/Andrew Prodromos_______________

Name:    Andrew Prodromos

Title:       Authorized Officer

Date: _______06/29/2026 ____

INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.

By:         Insight Venture Associates X, L.P., its general partner
By:         Insight Venture Associates X, Ltd., its general partner

By:         _____/s/Andrew Prodromos_______________

Name:    Andrew Prodromos

Title:       Authorized Officer

Date: _______06/29/2026 ____